UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – January 15, 2009
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code:  (267) 317-4009

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

The Victory Fund, Ltd., a short term hedge fund investment, did not pay the redemption amount that was due Mace Security International, Inc. (the “Corporation” or the “Company”) on January 15, 2009.  The redemption amount that was owed was $2,206,748.  On November 5, 2008, the Corporation received $1,000,000 from the Victory Fund, Ltd.  The original amount invested in the Victory Fund, Ltd. was $2,000,000.  To date, the Corporation has received $1,000,000 or half of its original investment.

On January 15, 2009, during a telephone conversation between the Corporation’s General Counsel and a representative of the hedge fund, the representative of the hedge fund stated that: (a) the deposits and other investments of the hedge funds managed by Arthur Nadel, including the Victory Fund cannot be located, (b) documents previously provided to the representative by Mr. Nadel have proven not to be authentic; and (c) the representative had reported the above events to the Securities and Exchange Commission and the authorities in the State of Florida.  The Corporation is in the process of verifying the statements of the hedge fund representative.

As previously disclosed, in the Corporation’s Form 10-Q for the quarter ended September 30, 2008, the Corporation requested redemption of the Victory Fund, Ltd., hedge fund investment, on June 18, 2008.  Under the Limited Partnership Agreement with the hedge fund, the redemption request was timely for a return of the investment account balance as of September 30, 2008, payable ten business days after the end of the September 30, 2008 quarter.  The hedge fund acknowledged that the redemption amount owed was $3,206,748; however, on October 15, 2008 the hedge fund asserted the right to withhold the redemption amount due to extraordinary market circumstances.  After negotiations, the hedge fund and the Corporation entered into a written agreement to pay the redemption amount in two installments, one installment of $1,000,000, which was received on November 5, 2008, and a second installment of $2,206,748 which was to be received on January 15, 2009.

The Corporation will record a charge of $2,206,748 as an investment loss at December 31, 2008. If the Corporation recovers any of the investment loss, such amounts will be recorded as recoveries in future periods when received. As of December 31, 2008, the Corporation had approximately $8,900,000 of cash and short term investments, excluding the investment in the Victory Fund investment.

Item 9.01          Financial Statements and Exhibits.

(c)            Exhibits.  The following exhibits are being filed herewith:

99.1   Press Release issued by the Company dated January 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 20, 2009	Mace Security International, Inc.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company dated January 20, 2009.